Exhibit 1

SECONDARY SECURITIES PURCHASE AGREEMENT

By and Between

WARLOCK Partners LLC

and

DIALECTIC ANTITHESIS PARTNERS, LP

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made and entered into as of December 4, 2020, by and between Warlock Partners, LLC (“Buyer”), a Puerto Rico limited liability company, and Dialectic Antithesis Partners, LP (“Seller”), a Delaware limited partnership for the purchase of all of Seller’s equity ownership in theMaven, Inc., a Delaware corporation (“Maven”).

BACKGROUND

Seller is a private equity fund investing in securities of operating companies such as Maven. On the date of this Agreement, Seller owns 880 shares of Maven’s Series H Preferred Stock and US$500,000 in principal (plus any accrued interest and penalties) of Maven’s December 2018 12% Senior Secured Subordinated Convertible Debentures (collectively, the “Securities”).

Buyer wishes to purchase all the Securities from Seller on the terms and conditions of this Agreement. In this Agreement, Buyer and Seller are sometimes referred to collectively as the “Parties” or, singly, as a “Party.”

Now, therefore, in consideration of the mutual promises, covenants and agreements between the Parties found in this Agreement, and intending to be legally bound, the Parties agree as follows.

ARTICLE I

PURCHASE AND SALE OF THE PREFERRED STOCK

Section 1.1 PURCHASE AND SALE OF THE PREFERRED STOCK

Subject to the terms and conditions this Agreement, Buyer will purchase, and Seller will sell, the Securities for the purchase price described in Section 1.2 (the “Transaction”).

Section 1.2 PURCHASE PRICE

(a) Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Seller shall sell, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, the Securities and all rights and benefits incident to the ownership thereof.

(b) The Buyer agrees to pay US $1,798,182 for the Securities (the “Purchase Price”).

(c) Within five (5) business days after the date hereof the Seller shall deliver or cause to be delivered to the Issuer or the Issuer’s transfer agent (the “Transfer Agent”) a duly executed Transfer of Securities Form (as provided by the Transfer Agent), along with a request addressed to the Issuer to transfer the Securities to the Buyer.

(d) Delivery by the Seller to the Issuer of the Transfer Agent of the documents set forth in Section 1.2 (c) above shall constitute compliance by the Seller of all of its obligations to the Buyer under this Agreement.

(e) Upon receipt of written confirmation from the Issuer or the Transfer Agent that the Securities have been issued in the Buyer’s name on the books and records of the Issuer (the date of such receipt being the “Closing Date”), the Buyer will pay the Purchase Price in full to the Seller by wire transfer of immediately available funds to an account designated by the Seller.

(f) Thereafter, Seller agrees to assist Buyer in any further documentation as may be reasonably required.

Section 1.4 TERM OF AGREEMENT

This Agreement shall be in full force and effect on the date first written above and concluding on full transfer of the Securities to Buyer, or to its order.

ARTICLE II

CLOSING DATE; DELIVERY

Section 2.1 CLOSING DATE

The execution of this Agreement, the payment of the Purchase Price, the acknowledgement, agreement and fulfillment by both Buyer and Seller to the Obligations in Article V, below, and the delivery of the Seller Deliverables (the “Closing”) shall occur on or before the Closing Date.

Section 2.2 DELIVERY

Before the Closing, each Party shall deliver an executed copy of this Agreement to the other Party.

Section 2.3 CONSUMMATION OF CLOSING

All acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer, at and as of the date of this Agreement and at and as of the Closing Date, as follows:

Section 3.1 ORGANIZATION

Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), prospects, property or results or operations (a “Material Adverse Effect”) of Seller.

Section 3.2 AUTHORITY; NO CONFLICT; REQUIRED CONSENTS

(a) Seller has all requisite power and authority to enter into this Agreement and to consummate the Transaction and to sell, assign, transfer and deliver all right, title and interest to the Securities free and clear of all liens and encumbrances to Buyer. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized by all necessary partnership action on the part of Seller. Seller has duly executed and delivered this Agreement, which constitutes Seller’ valid and binding obligation, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(b) Seller’ execution and delivery of this Agreement does not, and consummation of the Transaction will not, (i) conflict with, or result in any violation or breach of any provision of Seller’ limited partnership agreement, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Seller is a party or by which any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Seller and its subsidiaries (if any), taken as a whole.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality (“Governmental Entity”) is required in connection with Seller’ execution and delivery of this Agreement or the consummation of the Transaction.

Section 3.3 NON-PUBLIC INFORMATION

In connection with the purchase and sale of the Securities:

(a) Seller has informed Buyer that it may be in possession of material non-public information relating to Maven (including, but not limited to, financial projections and earnings information, future capital expenditures and business strategy, which may be positive or negative) and that it is not at liberty to disclose such information, and Buyer acknowledges such non-disclosure.

(b) Buyer irrevocably and unconditionally waives and releases Seller and its officers, directors, employees, agents and affiliates from all claims that the Buyer might have (whether for damages, rescission or any other relief) based on Seller’s possession or non-disclosure of such material, non-public information to Buyer, and Buyer has agreed not to solicit or encourage, directly or indirectly, any other person to assert such a claim. Buyer further confirms that it understands the significance of the foregoing waiver.

Section 3.4 COMPLIANCE WITH LAWS

Seller has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

Section 3.5 GENERAL PARTNERS’ CONSENT

Seller has obtained all general partner consents necessary to enter into this Agreement and to consummate the Transaction. Seller represents and warrants that the consent of its limited partners is not required to consummate the Transaction.

Section 3.6 TITLE TO SECURITIES

Seller has valid marketable title to the Securities, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. Upon the sale and transfer of the Securities, and payment therefor, in accordance with the provisions of this Agreement, Buyer will acquire valid marketable title to the Securities, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any kind..

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller, at and as of the date of this Agreement and at and as of the Closing, as follows:

Section 4.1 AUTHORITY

Buyer has the authority and capacity to enter into this Agreement.

Section 4.2 AUTHORIZATION

(a) Buyer’s execution and delivery of this Agreement does not, and consummation of the Transaction will not, (i) conflict with, or result in any violation or breach of any Buyer obligation, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Buyer is a party or by which any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer or any of its properties or assets.

(b) Buyer’s execution and delivery of this Agreement or the consummation of the Transaction does not require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”).

(c) Buyer has taken or will take all company actions necessary for the Transaction before the Closing Date. This Agreement when executed and delivered by Buyer will constitute a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors’ rights generally, and except insofar as the availability of equitable remedies may be limited.

Section 4.3 NON-PUBLIC INFORMATION

In connection with the purchase and sale of the Securities:

(a) Buyer has informed Seller that it may be in possession of material non-public information relating to Maven (including, but not limited to, financial projections and earnings information, future capital expenditures and business strategy, which may be positive or negative) and that it is not at liberty to disclose such information, and Seller acknowledges such non-disclosure.

(b) Seller irrevocably and unconditionally waives and releases Buyer and its officers, directors, employees, agents and affiliates from all claims that Seller might have (whether for damages, rescission or any other relief) based on Buyer’s possession or non-disclosure of such material, non-public information to Seller, and Seller has agreed not to solicit or encourage, directly or indirectly, any other person to assert such a claim. Seller further confirms that it understands the significance of the foregoing waiver.

Section 4.3 COMPLIANCE WITH LAWS

Buyer has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business.

Section 4.4 PURCHASE OF THE SECURITIES ENTIRELY FOR OWN ACCOUNT

Buyer represents to Seller that Buyer is purchasing the Securities for its own account and not for the account of any other person. Buyer further acknowledges that it does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. Buyer has not been formed for the specific purpose of acquiring the Securities.

Section 4.6 INVESTMENT EXPERIENCE

Buyer acknowledges that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Buyer is aware of Maven’s business affairs and financial condition and has had access to and has acquired sufficient information about Maven to reach an informed and knowledgeable decision to acquire the Securities. Buyer has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1 CONDITIONS TO BUYER’S OBLIGATIONS

Buyer’s obligation to acquire the Securities at the Closing is subject to the fulfillment on or before the Closing Date of the following condition:

The representations and warranties made by Seller in Article III shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement; and Seller shall have performed all obligations and conditions required to be performed or observed by it on or before the Closing Date.

Section 5.2 CONDITIONS TO OBLIGATIONS OF SELLER

Seller’s obligation to transfer the Securities at the Closing is subject to the fulfillment on or before the Closing Date of the following condition:

The representations and warranties of Buyer in Article IV shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date; and Buyer shall have performed all obligations and conditions required to be performed by it on or before to the Closing Date.

ARTICLE VI

MISCELLANEOUS

Section 6.1 GOVERNING LAW; JURISDICTION AND VENUE

This Agreement shall be governed in all respects by the laws of the State of Delaware, except for its doctrines of conflicts of law. Any action brought by either Party related to the interpretation or enforcement of this Agreement shall be brought only in the state or federal courts sitting in or for Wilmington, Delaware.

Section 6.2 SURVIVAL

The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

Section 6.3 SUCCESSORS AND ASSIGNS

Except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties.

Section 6.4 ENTIRE AGREEMENT; AMENDMENT

This Agreement and any documents delivered under this Agreement constitute the full and entire understanding and agreement among the Parties with regard to their subject matter. The Parties may amend or waive any term of this Agreement (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties.

Section 6.5 NOTICES AND OTHER COMMUNICATIONS

Every notice or other communication required or contemplated by this Agreement by either party shall be delivered either by (i) personal delivery, (ii) postage prepaid return receipt requested registered or certified mail or the equivalent of registered or certified mail under the laws of the country where mailed, (iii) nationally recognized overnight courier, such as Federal Express or UPS, or (iv) facsimile or e-mail with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail, in each case addressed to the Seller or Buyer as the case may be at the following address:

To Seller:	11100 Santa Monica Blvd. Suite 1100
Los Angeles, CA 90025
[EMAIL]

To Buyer:	151 San Francisco Street
2nd Floor
San Juan, PR 00901
cp@percival.vc

with a copy to
Christopher P. Flannery
Law Office of Christopher P. Flannery, P.C.
4 Hillman Drive
Suite 104
Chadds Ford, PA 19317
cpflannerylaw@gmail.com

or at such other address as the intended recipient shall designate by written notice to the other Party (with copies to counsel as may be indicated on the signature page). Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the fifth (5th) business day after it was deposited in the mail. All notices delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile or email with simultaneous confirmation copy by registered or certified mail shall be deemed delivered to and received by the addressee and effective on the date sent.

Section 6.6 DELAYS OR OMISSIONS

A Party’s delay or omission to exercise any right, power or remedy accruing to that Party upon any breach or default of the other Party under this Agreement shall impair any such right, power or remedy of that Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in such breach or default or of any similar breach or default in the future; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default whenever it occurred. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to such Party, shall be cumulative and not alternative.

Section 6.7 SEPARABILITY OF AGREEMENTS; SEVERABILITY OF THIS AGREEMENT

If any provision of this Agreement shall be held invalid, illegal or unenforceable by any Court or Governmental Agency, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 6.8 FINDER’S FEES

The Parties represent and warrant that they have not incurred any obligation to pay finder’s fees in connection with this Transaction.

Section 6.9 COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile or email copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile copies shall constitute enforceable original documents.

Section 6.10 ATTORNEYS’ FEES

Each Party is responsible for its own legal fees and expenses incurred in the negotiation, drafting, execution and consummation of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year set forth above.

Dialectic Antithesis Partners, LP

By:	/s/ Bryant R. Riley
Bryant Riley, CEO B. Riley Capital Management, LLC
Sole Member, BR Dialectic Capital Management, LLC
General Partner to Dialectic Antithesis Partners, LP

Warlock Partners, LLC

By:

The Roundtable, LLC Series 1111, Managing Member